SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13782	25-1615902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Airbrake Avenue, Wilmerding, Pennsylvania	15148
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 825-1000

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 8, 2013, Westinghouse Air Brake Technologies Corporation (the “Company”) completed its offering and sale of $250.0 million aggregate principal amount of the Company’s 4.375% Senior Notes due 2023 (the “Senior Notes”). The offering and sale of the Senior Notes was made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission.

The Senior Notes were issued pursuant to the Indenture, dated August 8, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated August 8, 2013 (the “Supplemental Indenture”), between the Company and the Trustee.

The Senior Notes will accrue interest at the rate of 4.375% per annum and be payable in cash semi-annually in arrears on each February 15 and August 15, commencing February 15, 2014. The Senior Notes will mature on August 15, 2023. The Company may redeem the Senior Notes at any time and from time to time prior to May 15, 2023, in whole or in part, by paying a “make-whole” premium. On and after such date, the Company may redeem the Senior Notes, in whole or in part, at a price equal to the principal amount of the Senior Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. If the Company undergoes a change of control repurchase event, holders may request that the Company repurchase the Senior Notes in whole or in part for cash at a price equal to 101% of the principal amount of the Senior Notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date.

If an event of default with respect to the Senior Notes occurs, the principal amount of the Senior Notes, plus premium, if any, and accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.

The foregoing is a summary of the material terms and conditions of the Indenture, as supplemented by the Supplemental Indenture, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture and the Supplemental Indenture attached to this Current Report as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference. A form of Senior Note is included in Exhibit 4.2. The opinion of the Company’s counsel as to the validity of the Senior Notes is filed as Exhibit 5.1 to this Current Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated August 8, 2013, by and between Westinghouse Air Brake Technologies Corporation and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated August 8, 2013, by and between Westinghouse Air Brake Technologies Corporation and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 4.375% Senior Note due 2023 (included in Exhibit 4.2).

5.1	Opinion of K&L Gates LLP.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

	By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Executive President and Chief Financial Officer

Dated: August 8, 2013